SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 30, 2003
Date of Report (Date of earliest event reported)

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	0-27372 (Commission File No.)	04-2114473 (IRS Employer Identification No.)

32 Hampshire Road, Salem, New Hampshire
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(603) 893-8778

Not applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On September 30, 2003, StockerYale, Inc. (the "Company") closed a secured convertible note in the principal amount of $2,500,000 (the "Note") with an institutional investor. The Note will accrue interest annually at a rate of the greater of 7.5% or the Prime Rate plus 3.5% and will mature on September 24, 2006. The Note is convertible at any time into shares of the Company's common stock at the option of the holder at a conversion price of $1.07 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date:	October 1, 2003	By:	/s/ Mark W. Blodgett Mark W. Blodgett Chief Executive Officer

1 / STKR /	END	FORM 8-K